SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 9, 2002

                          XVARIANT, INC.
      (Exact name of Registrant as specified in its Charter)


             Nevada               000-28339               84-1398342

(State or other Jurisdiction     (Commission            (I.R.S. Employer
Incorporation or Organization)     File No.)            Identification No.)



     170 South Main Street #1050, Salt Lake City, Utah 84101
             (Address of Principal Executive Offices)

Registrant's Telephone Number including Area Code: (801) 536-5000


                         Not applicable.
       Former name, former address and former fiscal year,
                  if changed since last report.

Item 4.  Changes in Registrant's Certifying Accountant.

     On August 9, 2002, the Board of Directors of Xvariant, Inc. (the "Registrant" or "Company") terminated the Registrant's current accountants, Grant Thornton LLP ("Grant Thornton") and engaged HJ & Associates, L.L.C. ("HJ") as the Registrant's auditor for the year ending September 30, 2002.
The firm of Grant Thornton served as the Company's auditor for the fiscal year ended September 30, 2001.

     From the appointment of Grant Thornton as the Company's auditors, and up to and including the present, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Grant Thornton's report on the financial statements of the Company for the fiscal year ended September 30, 2001, indicated substantial doubt regarding the Company's ability to continue as a going concern. Except for this modification, the report of Grant Thornton did not contain an adverse opinion or a disclaimer of opinion, nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company intends to have the appointment of HJ ratified at the next meeting of the Registrant's shareholders.

     Attached hereto is the letter from Grant Thornton, as required by Item 304(a)(3) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

       (c)       Exhibits

Exhibit No.       Description
-----------      -------------

   16             Letter from Grant Thornton

                           SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    REGISTRANT:

                                    XVARIANT, INC.


Date: August 13, 2002               By /s/ Reed L. Benson
                                    Reed L. Benson, President and
                                    Chief Executive Officer